EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-38208, 33-61846, 33-56535, 333-85635) of
Tech-Sym Corporation of our report dated February 18, 2000, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K on page F-2.

/s/  PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 30, 2000